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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-57263) of the EMC Corporation 401(k) Savings Plan of our report dated June 27, 2000, relating to the statement of assets available for plan benefits of the EMC Corporation 401(k) Savings Plan as of December 31, 1998, and the related statement of changes in assets available for plan benefits for the year then ended, which report appears in this annual report on Form 11-K of the EMC Corporation 401(k) Savings Plan.


Dated June 27, 2000                   /s/ Rattet & Cohen, P.C.

                                      Rattet & Cohen, P.C.